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                                                                                               EXHIBIT 21.1

                                   SUBSIDIARY COMPANIES AND STATE OR
                                     JURISDICTION OF INCORPORATION




  UNITED STATES -
  Atwood Drilling, Inc.                                        Delaware                           100%
  Atwood Hunter Co.                                            Delaware                           100%
  Atwood Management, Inc.                                      Delaware                           100%
  Atwood Oceanics Management, LP                               Delaware                           100%
  ATW Management, Inc.                                         Delaware                           100%
  Atwood Deep Seas, Ltd.                                       Texas                              100%
  FOREIGN -
  Atwood Oceanics Drilling Pty. Ltd.                           Australia                          100%
  Atwood Oceanics Australia Pty Limited                        Australia                          100%
  Atwood Oceanics Platforms Pty. Ltd.                          Australia                          100%
  Atwood Oceanics Services Pty. Ltd.                           Australia                          100%
  Atwood Oceanics West Tuna Pty. Ltd.                          Australia                          100%
  Atwood Oceanics Australia Superannuation Fund Pty. Ltd.      Australia                          100%
  Atwood Oceanics Pacific Limited                              Cayman Islands, B.W.I.             100%
  Alpha Offshore Drilling Services                             Cayman Islands, B.W.I.             100%
  Atwood Oceanics International Ltd                            Cayman Islands, B.W.I.             100%
  Swiftdrill Offshore Drilling Services                        Cayman Islands, B.W.I.             100%
  Swiftdrill, Inc.                                             Cayman Islands, B.W.I.             100%
  Atwood Oceanics Leasing Limited                              Labuan                             100%
  Atwood Oceanics (M) Sdn Bhd                                  Malaysia                           100%
  Clearways Offshore Drilling Sdn. Bhd.                        Malaysia                            49%
  Drillquest (M) Sdn. Bhd.                                     Malaysia                           100%
  PT Alpha Offshore Drilling                                   Indonesia                          100%
  PT Pentawood Offshore Drilling                               Indonesia                           80%
  Aurora Offshore Services Gmbh                                Germany                            100%
  Swiftdrill Nigeria Limited                                   Nigeria                             60%
  Alpha Offshore Drilling (Cambodia) Ltd.                      Cambodia                           100%
  Alpha Offshore Drilling (S) Pte. Ltd.                        Singapore                          100%
  Atwood Oceanics Services                                     Singapore                          100%
  Atwood Oceanics Malta Ltd.                                   Malta                              100%
  Atwood Offshore Drilling Limited                             Hong Kong                          100%
  Atwood Oceanics (NZ) Limited                                 New Zealand                        100%


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